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Public and Investor Relations, Corporate and Marketing Communications

FOR:                         4Kids Entertainment, Inc.

KCSA                       Todd Fromer / Garth Russell
CONTACTS:            (212) 896-1215 / (212) 896-1250
                                  tfromer@kcsa.com / grussell@kcsa.com

4Kids Entertainment Reports Third Quarter 2006 Results

NEW YORK, November 9, 2006 – 4Kids Entertainment, Inc. (NYSE: KDE), a global provider of children’s entertainment and merchandise licensing, today announced financial results for the quarter ended September 30, 2006.

Net revenues in the third quarter of 2006 totaled $17.6 million from continuing operations as compared to $19.5 million for the same period last year. The Company’s net loss for the quarter ended September 30, 2006 was $(265,000), or $(0.02) per diluted share (consisting of a loss from continuing operations for the third quarter of $(231,000), or $(0.02) per diluted share and a loss from discontinued operations of $(34,000), or $0.00 per diluted share), as compared to net income of $2.0 million, or $0.15 per diluted share, for the third quarter of 2005 (consisting of income from continuing operations of $1.8 million, or $0.14 per diluted share and income from discontinued operations of $180,000, or $0.01 per diluted share). The diluted weighted average common shares outstanding for the quarter ended September 30, 2006 were 13,100,477 shares as compared with 13,424,913 shares for the quarter ended September 30, 2005. Since the Company’s media buying subsidiary, The Summit Media Group, Inc., ceased operations as of June 30, 2006, the Company reports Summit’s results as a discontinued operation.

For the nine months ended September 30, 2006, net revenues totaled $53.5 million from continuing operations compared to $57.1 million for the same period last year. The Company’s net income for the nine months ended September 30, 2006 was $1.3 million, or $0.10 per diluted share (consisting of income from continuing operations of $775,000, or $0.06 per diluted share and income from discontinued operations of $542,000, or $0.04 per diluted share), as compared to net income for the nine months ended September 30, 2005 of $4.6 million, or $0.33 per diluted share (consisting of income from continuing operations of $4.2 million, or $0.31 per diluted share and income from discontinued operations of $359,000, or $0.02 per diluted share). The diluted weighted average common shares outstanding for the nine months ended September 30, 2006 were 13,373,422 shares compared with 13,651,572 shares for the nine months ended September 30, 2005.

Alfred R. Kahn, 4Kids Entertainment’s Chairman and Chief Executive Officer, said, “During the third quarter, our revenues declined by $2.0 million compared with the same period in 2005. The Company’s lower revenues in the third quarter of 2006 resulted principally from declines in merchandise licensing revenues from our more established properties, Yu-Gi-Oh!™ and Teenage Mutant Ninja Turtles™. The Company has not yet realized any of the expected merchandise licensing revenues from its new properties, Viva Piñata™ and Chaotic™. In addition, we did not realize any revenues in the third quarter of 2006 from the long term extension of the Cabbage Patch Kids™ master toy agreement that was signed with Play Along, a division of Jakks Pacific in October, 2006.” said Kahn.

“We look forward to 2007 when our promising new properties, “Viva Piñata” and “Chaotic,” are expected to be among the significant contributors to the Company’s revenues. Next week, Microsoft will release the first “Viva Piñata” videogame exclusively for Xbox 360. In January 2007, “Chaotic,” our new animated TV series featuring cards imprinted with codes that enable the cards to be digitally uploaded to the “Chaotic” website, returns to 4Kids TV™ with new episodes. We also expect the “Chaotic” trading card game to be available at retail by late spring 2007 along with the “Chaotic” website. The Company should also benefit from the scheduled March 23, 2007 theatrical release by Warner Bros. and The Weinstein Company of TMNT, the highly-anticipated CG-animated movie featuring the Teenage Mutant Ninja Turtles. We further anticipate that significant savings from our cost-cutting initiatives will begin to impact the bottom-line beginning in the fourth quarter of 2006 and continuing into 2007,” said Kahn.

“With $116.3 million in total cash and investments and no debt, we continue to be well situated to take advantage of opportunities to expand our content and distribution and build shareholder value,” concluded Kahn.

About 4Kids Entertainment

Headquartered in New York City with an international office in London, 4Kids Entertainment, Inc. (NYSE: KDE), is a global provider of children’s entertainment and merchandise licensing. 4Kids, through its wholly owned subsidiaries, provides domestic and international merchandise licensing; product development; television, film, music and home video production and distribution; media planning and buying; and Web site development. For further information, please visit the Company’s Web site at www.4KidsEntertainment.com.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company’s control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company’s properties and other factors could cause actual results to differ materially from the Company’s expectations.

Tables follow

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2006 AND DECEMBER 31, 2005
(In thousands of dollars, except share data)

Assets	2006	2005
Current assets:	(Unaudited)
Cash and cash equivalents	$ 18,666	$ 35,142
Investments	97,600	78,383

Total cash and investments	116,266	113,525

Accounts receivable - net	24,699	32,193
Prepaid 4Kids TV broadcast fee, net of accumulated amortization
of $105,886 and $90,714 in 2006 and 2005, respectively	--	6,606
Prepaid income taxes	4,135	2,312
Prepaid expenses and other current assets	4,838	1,683
Current assets from discontinued operations	1,667	2,316
Deferred income taxes	610	466

Total current assets	152,215	159,101

Property and equipment - net	2,057	2,853

Other assets:
Accounts receivable - noncurrent, net	528	891
Film and television costs - net	16,103	12,208
Deferred income taxes - noncurrent	1,024	1,971
Other assets - net	7,685	6,914

Total assets	$179,612	$183,938

Liabilities and Stockholders’ Equity

Current liabilities:
Due to licensors	$ 6,839	$ 13,503
Accounts payable and accrued expenses	10,750	9,239
Current liabilities from discontinued operations	150	1,486
Deferred revenue	4,975	5,297

Total current liabilities	22,714	29,525

Deferred rent	835	1,016

Total liabilities	23,549	30,541

Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value - authorized, 3,000,000 shares; none issued	--	--
Common stock, $.01 par value - authorized, 40,000,000 shares;
issued, 14,884,368 and 14,826,643 shares; outstanding 13,134,368 and
13,076,643 shares in 2006 and 2005, respectively	149	148
Additional paid-in capital	62,185	61,415
Accumulated other comprehensive income	1,006	428
Retained earnings	125,972	124,655

	189,312	186,646
Less- cost of 1,750,000 treasury shares in 2006 and 2005	33,249	33,249

	156,063	153,397

Total liabilities and stockholders’ equity	$179,612	$183,938

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES   CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (In thousands of dollars, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net revenues	$17,562	$19,492	$53,487	$57,100

Costs and expenses:
Selling, general and administrative	9,278	8,117	27,840	24,610
Production service costs	3,225	2,093	9,256	6,215
Amortization of television and film costs	1,759	2,144	4,776	5,989
Amortization of 4Kids TV broadcast fee	5,490	5,104	15,172	15,662

Total costs and expenses	19,752	17,458	57,044	52,476

(Loss) income from operations	(2,190)	2,034	(3,557)	4,624

Interest income	1,114	654	3,010	2,054

(Loss) income before income taxes	(1,076)	2,688	(547)	6,678

(Benefit) provision for income taxes	(845)	890	(1,322)	2,464

(Loss) income from continuing operations	$(231)	$1,798	$775	$4,214

Loss income from discontinued operations	$(34)	$180	$542	$359

Net (loss) income	$(265)	$1,978	$1,317	$4,573

Per share amounts:
Basic (loss) earnings per common share
Continuing Operations	$(0.02)	$0.14	$0.06	$0.32
Discontinued Operations	$0.00	$0.01	$0.04	$0.03

Basic (loss) earnings per common share	$(0.02)	$0.15	$0.10	$0.35

Diluted (loss) earnings per common share
Continuing Operations	$(0.02)	$0.14	$0.06	$0.31
Discontinued Operations	$0.00	$0.01	$0.04	$0.02

Diluted (loss) earnings per common share	$(0.02)	$0.15	$0.10	$0.33

Weighted average common shares
outstanding - basic	13,100,477	13,000,418	13,089,511	13,209,094

Weighted average common shares
outstanding - diluted	13,100,477	13,424,913	13,373,422	13,651,572